Exhibit 4.65

AGREEMENT RELATING TO VOTING POWER BETWEEN CO-FOUNDERS OF MARPAI, INC. AND

GRANT OF A POWER OF ATTORNEY AND PROXY

This agreement relating to the vote of shares of Marpai, Inc., a Delaware corporation (“Marpai Stock” and “Marpai”, respectively) and the grant of a power of attorney and proxy (this “Agreement” and the “Power of Attorney and Proxy”, respectively) is entered into by and between, Hillcour Investment Fund LLC, WellEnterprises USA LLC, Eli David, Yaron Eitan, Edmundo Gonzalez and Grays West Ventures LLC (wholly owned by Edmundo Gonzalez), the co-founders of Marpai (each a “Co-Founder”, and collectively the “Co-Founders”), and is effective as of June 28, 2021 (the “Effective Date”).

1.             As of the Effective Date, HillCour Investment Fund LLC and WellEnterprises USA LLC (together the “Hillcour Founding Group”) collectively hold 1,201,431 issued and outstanding shares of Class A common stock of Marpai, $0.0001 par value each (“Class A Marpai Stock” and the Class A Marpai Stock as owned by the Hillcour Founding Group, the “Hillcour Shares”), and Eli David, Yaron Eitan, Edmundo Gonzalez and Grays West Ventures LLC (together the “Grays Founding Group”) collectively hold 516,488 issued and outstanding shares of Class A Marpai Stock (“Grays Shares”).

2.             Subject to the terms hereof, the Co-Founders agree to maintain the voting power of the Hillcour Founding Group, on the one hand, to be as equal as possible to the voting power of the Grays Founding Group, on the other hand at all times (the “Equal Votes Principle”). The Co-Founders agree and acknowledge that this Agreement will benefit Marpai and its stockholders.

3.             The Hillcour Founding Group hereby grants a Power of Attorney and Proxy, in substantially the form attached hereto as Exhibit A, to the Grays Founding Group to vote 342,471 Hillcour Shares (the “Proxy Shares”), so that the Hillcour Founding Group and the Grays Founding Group shall have the right to vote 858,960 shares of Class A Marpai Stock and 858,959 shares of Class A Marpai Stock, respectively, subject to adjustment as set forth herein. For avoidance of doubt, the Power of Attorney and Proxy is an integral part of this Agreement and is incorporated into this Agreement for all purposes.

4.             The number of Proxy Shares shall be adjusted so that the Equal Votes Principle is maintained, if a Co- Founder:

(i)	exercises any options or warrants to purchase Marpai Stock,
(ii)	is issued additional Marpai Stock upon conversion of any notes or other instruments convertible into Marpai Stock, which notes or instruments are outstanding as of the Effective Date,
(iii)	receives any shares of Marpai Stock as equity incentive compensation (as a director, officer or employee of Marpai), or
(iv)	sells or transfers any of such Co-Founder’s shares of Marpai Stock to a third-party which is not an Affiliate of (a) any person or entity within the Grays Founding Group, (b) any person or entity within the Hillcour Founding Group or (c) Damien Francis Lamendola.

5.             The term "Affiliate" shall mean any entity, individual, firm, or corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with a party to this Agreement.

6.              Notwithstanding anything to the contrary, any adjustment will be accomplished in a manner which maintains the Equal Votes Principle between the Hillcour Founding Group and Grays Founding Group. All Co- Founders undertake to vote their shares and/or sign any instrument to give effect to such adjustments.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned executed this Agreement as of this 28th day of June 2021.

HILLCOUR INVESTMENT FUND LLC

By: /s/ Damien Lamendola

Name: Damien Lamendola

Title: Manager

WELLENTERPRISES USA LLC

By: /s/ Philip G. Mowry

Name: Philip G. Mowry

Title: Manager

ELI DAVID

By: /s/ Eli David

YARON EITAN

By: /s/ Yaron Eitan

EDMUNDO GONZALEZ

By: /s/ Edmundo Gonzalez

GRAYS WEST VENTURES LLC

By: /s/ Edmundo Gonzalez

Name: Edmundo Gonzalez

Title: Manager

Exhibit A

POWER OF ATTORNEY AND PROXY

This Power of Attorney and Proxy is an integral part of the Agreement to which it is attached. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

1.            The undersigned, Hillcour Founding Group (the “Empowering Holders”), hereby constitutes and appoints Grays Founding Group (the “Attorney-in-Fact”) as its true and lawful agent, attorney-in-fact and proxy with full power and authority to vote the Proxy Shares, at a meeting or sign on actions by written consents in connection with any of the following actions:

(i)	Any change to the composition of the Board of Directors of Marpai; provided that all Proxy Shares shall be voted for the election of Damien Francis Lamendola (or another nominee of the Hillcour Founding Group) as a director of Marpai (as well as against any proposal to remove Damien Francis Lamendola (or such other nominee) as a director of Marpai).
(ii)	The sale of all or substantially all of the assets of Marpai, the sale of all or substantially all of the capital stock of Marpai, or a merger involving Marpai.
(iii)	Replacement of the CEO or other C-level officers of Marpai.
(iv)	Amending the corporate documents of Marpai or otherwise approve any agreement, document or instrument in connection with fundraising of any type or structure for Marpai.
(v)	Approval of annual budget and business plan of Marpai; and
(vi)	Acquire any business or entity or otherwise enter into a joint venture or other collaborative agreement with a potential target business, assets, entity, or partner.

2.             The Attorney-in-Fact is authorized and empowered to take all actions and to do all things necessary or proper, required, contemplated or deemed advisable by the Attorney-in-Fact in its discretion to vote the Proxy Shares on such actions in a manner consistent with the foregoing, including the execution and delivery of all documents (including but not limited to the execution of written consents of the stockholders and voting as a stockholder in Marpai), and generally to act for and in the name of Empowering Holders to vote the Proxy Shares as fully as would the Empowering Holders then personally present and acting.

3.             This Power of Attorney and Proxy is irrevocable, and it shall remain in full force and effect, with respect to the Proxy Shares, as adjusted (if any), until the earlier of the consummation of the sale of all or substantially all of the assets of Marpai, or the acquisition of Marpai by a third party (by a way of a stock acquisition, merger, recapitalization or otherwise) or the time when the Grays Founding Group owns collectively less than 413,190 issued and outstanding shares of Marpai Stock (a “Termination Event”).

4.             Until the Termination Event, and unless otherwise agreed to in writing unanimously by the Co-Founders, the Attorney-in-Fact and the Co-Founders will not take any action, or sign any document, in connection with the Power of Attorney and Proxy granted hereunder which may be inconsistent with the Agreement.

5.              Notwithstanding anything else set forth in this Power of Attorney and Proxy, the Hillcour Founding Group shall have the right to sell the Proxy Shares and any other Marpai Stock that it owns at any time; provided that, if a purchaser of the Proxy Shares or any other Marpai Stock that the Hillcour Founding Group owns is an Affiliate of any person or entity within the Hillcour Founding Group or an Affiliate of Damien Francis Lamendola, the Hillcour Founding Group shall cause such purchaser to be bound by this Power of Attorney and Proxy.

6.              Unless otherwise agreed to in writing unanimously by the Co-Founders, the Co-Founders shall vote their Marpai Stock for the election of (i) Damien Francis Lamendola (or another nominee of the Hillcour Founding Group), (ii) Edmundo Gonzalez and (iii) Yaron Eitan (or up to two other nominees of the Grays Founding Group) as directors of Marpai (“Founders Directors”) as well as against any proposal to remove any of the Founders Directors (or such other nominees) as a director of Marpai.

7.             This Power of Attorney and Proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the shares, warrants or options held by the undersigned in Marpai); provided that this Power and Attorney and Proxy is not binding on any purchaser of Proxy Shares who is not an Affiliate of any person or entity within the Hillcour Founding Group or who is not an Affiliate of Damien Francis Lamendola.

8.              If any provision of this Power of Attorney and Proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then:

(i)	such provision or part thereof shall be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent,
(ii)	the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and
(iii)	the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Power of Attorney and Proxy.

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IN WITNESS WHEREOF, the undersigned executed this Power of Attorney and Proxy this 28th day of June 2021.

HILLCOUR INVESTMENT FUND LLC

By:	/s/ Damien Lamendola

	Name:	Damien Lamendola	Witness to signature:	/s/ Dave Heuermann

	Title:	Manager	Witness to signature:	/s/ Wayne Watters

STATE OF FLORIDA
COUNTRY OF HILLSBOROUGH

The Foregoing instrument was acknowledged before me this 28 day of June, 2021, by Damien Lamendola.

/s/ Tynecia L. Alsay
(NOTARY SEAL)	(Signature of Notary Public-State of Florida)

(Name of Notary Typed, Printed, of Stamped)

Personally Known ☐ OR Produced Identification ☒

Type of Identification Produced
Drivers License

WELLENTERPRISES USA LLC

By:	/s/ Philip G. Mowry

	Name:	Philip G. Mowry	Witness to signature:	/s/ Connie Raemaekers

	Title:	Manager	Witness to signature:	/s/ Donna Penix

STATE OF FLORIDA
COUNTRY OF POLK

The Foregoing instrument was acknowledged before me this 24th day of June, 2021, by Philip G Mowry.

/s/ Martin B. Wilkey
(NOTARY SEAL)	(Signature of Notary Public-State of Florida)

(Name of Notary Typed, Printed, of Stamped)

Personally Known ☒ OR Produced Identification ☐

Type of Identification Produced
FL DL M600-667-63-407-0 ISS: 04/22/21 ENP: 11/07/29

ELI DAVID

By:	/s/ Eli David	Witness to signature:	/s/ Simon Li

YARON EITAN

By:	/s/ Yaron Eitan	Witness to signature:	/s/ Simon Li

EDMUNDO GONZALEZ

By:	/s/ Edmundo Gonzalez	Witness to signature:	/s/ Simon Li

GRAYS WEST VENTURES LLC

By:	/s/ Edmundo Gonzalez
	Name:	Edmundo Gonzalez
	Title:	Manager	Witness to signature:	/s/ Simon LI